Exhibit 99.1

Contact:	Marc Panoff Chief Financial Officer (201) 592-6451 marcpanoff@neurologix.net

Neurologix Announces Year End 2007 Results

Fort Lee, New Jersey (March 26, 2008) ― Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, today announced its financial results for the year ended December 31, 2007.

For the year ended December 31, 2007, the Company reported a net loss of $6.8 million, as compared with a net loss of $7.0 million for the year ended December 31, 2006. The Company reported a net loss applicable to common stock for the year ended December 31, 2007 of $13.8 million, or $0.51 per basic and diluted share, as compared with a net loss applicable to common stock for the year ended December 31, 2006 of $10.4 million, or $0.39 per basic and diluted share, for the same period in 2006. The net loss applicable to common stock for the year ended December 31, 2007, includes charges of $7.0 million, or $0.26 per basic and diluted share, related to induced conversion of preferred stock ($2.8 million), accretion of beneficial conversion features ($2.8 million) and preferred stock dividends ($1.4 million) in connection with the issuance of the Company’s Series D Convertible Preferred Stock in November 2007 and amendment to the Company’s outstanding Series C Convertible Preferred Stock.  The Company had cash and cash equivalents of approximately $20.2 million at December 31, 2007.

In commenting on the Company’s performance, John E. Mordock, President and Chief Executive Officer said, “2007 was a year of validation for Neurologix’s gene transfer approach to the treatment of Parkinson’s disease and potentially other serious neurological illnesses. In addition to the publication of positive results from our Phase 1 clinical trial in the prestigious medical and scientific journals, The Lancet and Proceedings of the National Academy of Sciences (PNAS), the value of our approach was recognized by the FDA, which awarded its “Fast Track” designation for our Parkinson’s product in December 2007. This designation does not assure approval of any protocols or ultimate approval of our product. However, it helps expedite the FDA’s review of this innovative treatment for Parkinson’s disease.”

Mr. Mordock continued, “We are now completing steps to initiate a Phase 2 clinical trial of our Parkinson’s product in the first half of 2008, subject to clearance from the FDA. We are also working with the FDA to refine plans for our Phase 1 clinical trial for treatment of epilepsy, which we hope to initiate by the end of 2008.”

Mr. Mordock also stated, “We completed a $15 million private placement in November 2007 for our Series D Convertible Preferred Stock, with participation from both current and new investors.  This financing gives us the resources to advance our Parkinson’s disease program through a Phase 2 clinical trial and our epilepsy program through a Phase 1 clinical trial.”

About Neurologix

Neurologix, Inc. (NRGX.OB) is a clinical-stage biotechnology company dedicated to the discovery, development and commercialization of life-altering gene transfer therapies for serious disorders of the brain and Central Nervous System (CNS). Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. Current company programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s chorea, all of which are large markets not adequately served by current therapeutic options.

Cautionary Statement Regarding Forward-looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact.  When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements.  These statements reflect the current view of the Company’s management with respect to future events.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues.  From inception through December 31, 2007, it incurred net losses and negative cash flows from operating activities of approximately $28.0 million and $21.6 million, respectively.  Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future.  Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future.  Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

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•
At December 31, 2007, the Company had cash and cash equivalents of $20.2 million, which management believes will be sufficient to fund the Company’s operations through June 30, 2009.  The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology.  If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•
There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 safety trial for the treatment of epilepsy.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements.  Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2007 Annual Report on Form 10-KSB.  Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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NEUROLOGIX, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEET
(Amounts in thousands, except share and per share amounts)

Dec. 31 2007
ASSETS
Current assets:
Cash and cash equivalents	$20,157
Prepaid expenses and other current assets	418
Total current assets	20,575
Equipment, less accumulated depreciation of $437	231
Intangible assets, less accumulated amortization of $127	623
Other assets	5
Total Assets	$21,434
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,265
Total liabilities	1,265
Stockholders' equity:
Preferred stock; 5,000,000 shares authorized:
Series A - Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding with an aggregate liquidation
preference of $1	—
Series C - Convertible, $0.10 par value; 700,000 shares designated,
295,115 shares issued and outstanding with an aggregate
liquidation preference of $6,529	30
Series D - Convertible, $0.10 par value; 792,100 shares designated,
597,149 shares issued and outstanding with an aggregate
liquidation preference of $22,673	60
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,632,808 issued
and outstanding at December 31, 2007	28
Additional paid-in capital	56,207
Deficit accumulated during the development stage	(36,156)
Total stockholders' equity	20,169
Total Liabilities and Stockholders' Equity	$21,434

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NEUROLOGIX, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

			For the
			period
			2/12/99
	Year Ended		(inception)
	December 31,		through
	2007	2006	12/31/07

Revenues	$—	$—	$—
Operating expenses:
Research and development	4,220	3,581	15,619
General and administrative expenses	3,085	3,904	13,196
Loss from operations	(7,305)	(7,485)	(28,815)

Other income (expense):
Dividend, interest and other income	488	441	1,244
Interest expense-related parties	—	(2)	(411)
Other income, net	488	439	833
Net loss	$(6,817)	$(7,046)	$(27,982)

Preferred stock dividends	(1,395)	(708)
Charge for accretion of beneficial conversion feature	(2,130)	(2,621)
Charge for contingent beneficial conversion feature
Related to Series C Preferred Stock	(627)	—
Charges for induced conversion of Series C
Preferred Stock	(2,796)	—
Net loss applicable to common stock	$(13,765)	$(10,375)

Net loss applicable to common stock per share,
basic and diluted	$(0.51)	$(0.39)

Weighted average common shares outstanding,
basic and diluted	26,764,087	26,542,924

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